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                                                                    Exhibit 10.7

                                ENGLISH TRANSLATION OF CHINESE LANGUAGE ORIGINAL

                            Non-Competition Agreement

                                     between

                      China Life Insurance (Group) Company

                                       and

                      China Life Insurance Company Limited

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This Agreement is entered into on September 30, 2003 by and between the following two parties:

Party A: China Life Insurance (Group) Company, a wholly state-owned company duly organized and existing under the laws of the People's Republic of China.

     Registered Address: No. 5 Guang Ying Yuan Xi Qu, Xicheng District, Beijing

     Business License No.: 1000001002372

     Legal Representative: Wang Xian Zhang

Party B: China Life Insurance Company Limited, a joint stock company with limited liability duly organized and existing under the laws of the People's Republic of China.

     Registered Address: China Life Building, No. 16 Chao Wai Avenue, Chaoyang District, Beijing

     Business License No.: 1000001003796

     Legal Representative: Wang Xian Zhang

WHEREAS: (1) Party A is an insurance company, the primary business scope of which is life insurance business; (2) Party A, in its capacity as the sole promoter, incorporated Party B on June 30, 2003 and Party B's primary business is also life insurance; (3) Party B plans to publicly offer its shares both in China and abroad and expects that upon completion of such offering Party A will remain as its controlling shareholder; (4) both parties acknowledge that their primary businesses compete with each other. NOW, THEREFORE, to avoid competition between the parties, Party A and Party B, agree as follows on certain matters concerning the business relationship between them:

1.   Scope of Non-competition

     The scope of non-competition referred to in this agreement includes: life, health and accident insurance and other businesses that may compete with the insurance business of Party B.

     Any change to the scope of non-competition of this agreement shall only be made in an agreement entered into by the parties.

2.   Party A's Commitments

     2.1. Except as stated in Articles 3, 4 and 5 herein, during the term of this Agreement, Party A agrees that unless prior written consent is received from Party B, it will not, and will use its best endeavors to cause each of its affiliates not to, directly or indirectly, engage in, participate, or

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          operate, within the territory of China, any business that is within the business scope of Party B and its affiliates as set forth in
          Article 1 above.

     2.2. If Party A is offered any business opportunity which involves business that is similar to or the same as the life, health and accident insurance business of Party B or its affiliates and if such business opportunity may directly or indirectly compete or lead to competition with the business of Party B, it shall immediately notify Party B in writing upon such opportunity becoming available and shall use its best efforts to make such business opportunity first offered to Party B on the terms and conditions that are no less favorable to that offered to Party A, its affiliates and any independent third parties.

     2.3. Party A undertakes that it will grant Party B a right of first refusal under the same condition to purchase any legitimate new business developed by Party A.

3.   Shares of China Life CMG currently held by Party A

     Party A undertakes that within three years of Party B's listing on the Stock Exchange of Hong Kong Limited (the "Buyout Period"), it shall assign all the 51% shares it currently holds in China Life CMG Life Insurance Company Ltd. (hereinafter referred to as "China Life CMG") to a third party, or it shall seek other means to avoid any possible competition between the business of China Life CMG and Party B.

4.   Party A's Non-transferred Policies

     4.1. Party B agrees that Party A shall retain the insurance business under non-transferred policies, including day-to-day insurance administration services, customer services, statistics and file management, invoice and receipt management, reinstatement of old policies, applications for and renewal of riders to the old policies, reinsurance, handling of disputes relating to the old policies and operation of insurance funds. Party A undertakes that such business shall not cause any material effect on the business of Party B and its affiliates.

     4.2. Party A agrees that it will delegate Party B to manage on behalf of it the insurance business under non-transferred policies and pay a service fee to Party B for this purpose and Party B agrees to accept such delegation from Party A. Both parties agree that they will separately enter into a Policy Management Agreement regarding these service.

     4.3. Party A agrees that it will delegate to Party B to provide investment management services for its insurance funds and will pay a service fee to Party B for this purpose and Party B agrees to accept such

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          delegation from Party A. Both parties agree that they will separately enter into an Asset Management Agreement regarding these service.

     4.4. Party B shall have a right of first refusal on the same conditions if Party A decides to assign its business under non-transferred policies.

5. Both parties agree that Party B shall have a right of first refusal with regard to the Converted Policies Business, as defined herein, relating to Party A's Old Version Policies Business, as defined herein. If Party B chooses not to exercise such right of first refusal or the holders of such policies object to the underwriting by Party B of the Converted Policies Business, Party B agrees that Party A shall retain such business.

6.   Term

     This Agreement shall become effective upon signing by both parties and shall remain effective until one of the followings occurs, whichever is earlier: (a) Party A holds, directly or indirectly, less than 30% of the voting power, as represented by the ownership interests of Party B, which Party A may exercise, or cause to be exercised, at Party B's shareholders meeting, and ceases to control the majority of Party B's board of directors; or (b) Party B's shares cease to be listed on the Stock Exchange of Hong Kong Limited or any other stock exchange.

7.   Representations and Warranties of Both Parties

     Each party of this Agreement represents, warrants and undertakes to the other party that:

     (a) It has obtained all government approvals (if applicable) and internal delegations of authority for the valid execution of this Agreement and that the Agreement will be executed by its authorized representative to the effect that upon such execution, this Agreement will have a legally binding effect on such party.

     (b) The execution of this Agreement and the performance of the obligations hereunder will not violate any laws, regulations and other agreements and bylaws of such party.

8.   Miscellaneous

     8.1. All of the notifications, demands or other forms of communications made according to this Agreement shall be delivered by hand, registered mail or fax to the other party in writing at the following addresses or fax numbers (or other addresses or fax numbers that the recipient has informed the other party in writing 5 days in advance):

          If to Party B:

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          Address: China Life Building, No.16 Chao Wai Avenue, Chaoyang
          District, Beijing

          Fax Number: 010-8565 2232

          Telephone Number: 010-8565 9999

          If to Party A:

          Address: No. 5 Guang Ying Yuan Xi Qu, Xicheng District, Beijing

          Fax Number: 010-6611 1567

          Telephone Number: 010-6611 4433

          Any notification, demand or other communication with above stated recipient's details should be deemed effectively given upon (a) the date when it is delivered by hand; or (b) the 3rd day (if such 3rd day is a Sunday or public holiday, then the first business day immediately following such date) after the date on which a registered mail is sent (as indicated by the postmark); or (c) the time when a fax is sent out, provided that a fax confirmation report produced from the fax machine showing the successful transmission of the relevant documents is provided by the sending party.

     8.2. Any modification of this Agreement shall be made in writing and signed by both parties.

     8.3. Both parties shall take, cause to be taken, such further actions and execute, or cause to be executed, such other instruments and documents that are necessary to render the terms and conditions of this Agreement effective.

9.   Governing Laws and Jurisdiction

     This Agreement should be governed by, and interpreted in accordance with the laws of People's Republic of China. Both parties hereby irrevocably submit to the jurisdiction of the courts of the People's Republic of China.

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10.  The following terms shall have the following respective meanings in this
     Agreement/1/:

     Converted Policies Business shall mean the business relating to the Old Version Policies which, for conversion purposes, shall be treated as surrenders or withdrawals first so that they can be converted on a favorable term, using the actual benefits received from such surrenders or withdrawals as single payment premium for products that have their terms approved by or filed with the CIRC on or after June 10, 1999.

     Non-transferred policies shall mean all the policies that are insured or reinsured by Party A, including stand-alone policies and riders supplemental to policies, which are still performing or are not being performed but can be reinstated and are other than Transferred Policies (as defined in the Restructuring Agreement).

     Old Version Policies Business shall mean business under the policies of 1996 or pre-1996 versions that were not sold by individual agents and the length between the date of surrender and the date of expiration is more than five years.

     Party A's Affiliate shall mean (a) a wholly-owned subsidiary of Party A;
     (b) a subsidiary over which Party A holds 51% or above of the equity interest; (c) any entity, over which Party A, alone or acting with others in concert, holds at least 30% (including 30%) of the issued share capital or exercises at least 30% of the voting power or controls the exercise of at least 30% of the voting power or has the power to elect a majority of the board of directors or otherwise exercise de facto control. Party's A's Affiliate shall not include Party B or Party B's Affiliate.

     Party B's Affiliate shall mean (a) a wholly-owned subsidiary of Party B;
     (b) a subsidiary over which Party B holds 51% or above of the equity interest; (c) any entity, over which Party B, alone or acting with others in concert, holds at least 30% (including 30%) of the issued share capital or exercises at least 30% of the voting power or controls the exercise of at least 30% of the voting power or has the power to elect a majority of the board of directors or otherwise exercise de facto control.

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/1/  Translator's Note: The order of the terms defined hereunder have been re-arranged to English alphabetical order for the convenience of English readers.

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11.  Unless otherwise provided herein, the "articles" referred to this Agreement shall mean the articles in this Agreement.

     IN WITNESS WHEREOF, both parties hereto have caused this Agreement to be executed on the date first above written.

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Signature page followed

(There is no text on this page)

Party A:                                Party B:

China Life Insurance (Group) Company    China Life Insurance Company Limited

               (Seal)                                    (Seal)

Legal Representative/                   Legal Representative/
Authorized Representative (Signature)   Authorized Representative (Signature)

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